UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

UNITED AIRLINES HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines Holdings, Inc.	Preferred Stock Purchase Rights	None	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2024, the Board of Directors (the “Board”) of United Airlines Holdings, Inc. (the “Company”), the parent company of United Airlines, Inc. (“United”), appointed Brigitte Bokemeier, who had previously served as Assistant Controller of United, as Vice President, Controller and principal accounting officer of the Company, effective March 1, 2024 (the “Effective Date”).

Ms. Bokemeier, age 47, has served as Assistant Controller of United since October 2023. She previously served as Managing Director – Financial Reporting & Corporate Accounting of United from October 2019 to October 2023 and as Managing Director – Revenue Accounting Transformation Overall Program Manager of United from January 2017 to September 2019. Ms. Bokemeier has been employed with the Company for over 19 years.

Ms. Bokemeier has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company, and there are no transactions between Ms. Bokemeier and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Ms. Bokemeier participates in the Company’s compensation program, which includes benefit plans and programs applicable to similarly-situated officers of the Company, including the Company’s Executive Severance Plan. On February 29, 2024, the Compensation Committee of the Board (the “Compensation Committee”) approved compensation adjustments for Ms. Bokemeier in connection with her appointment, including an annual base salary, a short-term target incentive opportunity equal to 70% of her base salary, and a long-term target incentive opportunity equal to 90% of her base salary, effective for the 2024 annual long-term incentive grants. Ms. Bokemeier’s 2024 short-term target incentive opportunity will be pro-rated based on her base salary and short-term target incentive opportunity in effect prior to the Effective Date and her new base salary and short-term target incentive opportunity following the Effective Date.

In addition, on February 29, 2024, the Compensation Committee of the Board of Directors approved a promotional equity award (the “Promotional Award”) for Ms. Bokemeier to be granted on the Effective Date with a total target value of $191,131. The Promotional Award was granted 50% in the form of time-based restricted share units and 50% in the form of performance-based restricted share units, which was set to reflect Ms. Bokemeier’s long-term incentive opportunity in connection with her appointment less the total target value of her pre-promotion grants while she was Assistant Controller.

On February 29, 2024, Christopher T. Kenny informed the Company that he would step down from his position as the Controller and principal accounting officer of the Company, effective on the Effective Date. Mr. Kenny will continue to provide certain services to the Company until June 3, 2024 to assist with the transition of his responsibilities to Ms. Bokemeier. Mr. Kenny’s transition out of his role as Controller and principal accounting officer is not the result of any disagreement by Mr. Kenny with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC. UNITED AIRLINES, INC.

By:	/s/ Robert S. Rivkin
Name:	Robert S. Rivkin
Title:	Senior Vice President, Chief Legal Officer and General Counsel

Date: March 4, 2024